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Exhibit 99.1

Contact:	Randall J. Larson, CEO Gregory J. Pound, COO Frederick W. Boutin, CFO 303-626-8200

TRANSMONTAIGNE PARTNERS L.P. ANNOUNCES FINANCIAL RESULTS

August 8, 2008	Immediate Release

        Denver, Colorado—TransMontaigne Partners L.P. (NYSE:TLP) today announced its financial results for the three months ended June 30, 2008.

FINANCIAL RESULTS

        An overview of the financial performance for the three months ended June 30, 2008, as compared to the three months ended June 30, 2007, includes:

  •
  Quarterly net earnings increased to $7.6 million from $4.2 million. Net earnings per limited partners' unit—basic increased to $0.57 per unit from $0.15 per unit.

  •
  Quarterly operating income increased to $9.1 million from $7.5 million due principally to:
  •
  Quarterly revenue increased to $35.1 million from $32.2 million due to increases in revenue at the Gulf Coast, Midwest and Brownsville terminals of approximately $2.5 million, $0.1 million and $1.0 million, respectively, offset by decreases at the River and Southeast terminals of approximately $0.3 million and $0.4 million, respectively.

  •
  Quarterly direct operating costs and expenses remained the same at $15.3 million. Increases in direct operating costs at the Gulf Coast and Brownsville terminals of $0.4 million and $0.1 million, respectively, were offset by decreases at the River and Southeast terminals of $0.1 million and $0.4 million, respectively.

  •
  Increased direct general and administrative expenses and depreciation expense of $0.9 million and $0.3 million, respectively.

  •
  The distribution declared per limited partners' unit increased to $0.58 per unit from $0.50 per unit.

        Adjusted operating surplus generated during the three months ended June 30, 2008 was $12.1 million and distributions allocable to the period were $7.8 million.

        On July 23, 2008, Hurricane Dolly struck southern Texas causing damage at our Brownsville, Texas facilities. As a result, we currently estimate that our exposure is approximately $1.3 million related to the damage at our Brownsville, Texas facilities.

        Attachment A contains additional selected financial information and results of operations and Attachment B contains a computation of our adjusted operating surplus.

1670 Broadway • Suite 3100 • Denver, CO 80202 • 303-626-8200 (phone) • 303-626-8228 (fax)
Mailing Address: • P. O. Box 5660 • Denver, CO 80217-5660
www.transmontaignepartners.com

CONFERENCE CALL

        TransMontaigne Partners L.P. previously announced that it has scheduled a conference call for Monday, August 11, 2008 at 10:00 a.m. (ET) regarding the above information. Analysts, investors and other interested parties are invited to listen to management's presentation of the Company's results and supplemental financial information by accessing the call as follows:

(800) 230-1096
Ask for:
TransMontaigne Partners

        A playback of the conference call will be available from 12:00 p.m. (ET) on Monday, August 11, 2008 until 11:59 p.m. (ET) on Monday, August 18, 2008 by calling:

USA: (800) 475-6701
International: (320) 365-3844
Access Code: 955453

ATTACHMENT A
SELECTED FINANCIAL INFORMATION AND RESULTS OF OPERATIONS

        The following selected financial information is extracted from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, which was filed on August 8, 2008 with the Securities and Exchange Commission (in thousands, except per unit amounts):

	Three Months Ended
	June 30, 2008	June 30, 2007
Income Statement Data
Revenues	$35,092	$32,204
Direct operating costs and expenses	(15,320)	(15,262)
Direct general and administrative expenses	(1,317)	(461)
Operating income	9,096	7,492
Net earnings	7,625	4,213
Net earnings allocable to limited partners	7,092	1,433
Net earnings per limited partners' unit—basic	$0.57	$0.15

	June 30, 2008	December 31, 2007
Balance Sheet Data
Property, plant and equipment, net	$429,602	$417,827
Goodwill	24,757	24,737
Total assets	476,543	460,818
Long-term debt	138,500	132,000
Partners' equity	312,186	312,830

        Selected results of operations data for each of the quarters in the years ended December 31, 2008 and 2007 are summarized below (in thousands):

	Three months ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	Year ending December 31, 2008
Revenues	$33,824	$35,092	—	—	$68,916
Direct operating costs and expenses	(15,467)	(15,320)	—	—	(30,787)
Direct general and administrative expenses	(1,073)	(1,317)	—	—	(2,390)
Allocated general and administrative expenses	(2,507)	(2,508)	—	—	(5,015)
Allocated insurance expense	(713)	(704)	—	—	(1,417)
Reimbursement of bonus awards	(375)	(375)	—	—	(750)
Depreciation and amortization	(5,733)	(5,772)	—	—	(11,505)

Operating income	7,956	9,096	—	—	17,052
Other expense, net	(1,754)	(1,471)	—	—	(3,225)

Net earnings	$6,202	$7,625	—	—	$13,827

	Three months ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007	Year ended December 31, 2007
Revenues	$32,700	$32,204	$31,921	$34,826	$131,651
Direct operating costs and expenses	(13,945)	(15,262)	(14,413)	(17,066)	(60,686)
Direct general and administrative expenses	(894)	(461)	(288)	(1,348)	(2,991)
Allocated general and administrative expenses	(2,456)	(2,467)	(2,489)	(2,489)	(9,901)
Allocated insurance expense	(717)	(717)	(717)	(686)	(2,837)
Reimbursement of bonus awards	—	(375)	(375)	(375)	(1,125)
Depreciation and amortization	(4,965)	(5,430)	(5,481)	(5,556)	(21,432)

Operating income	9,723	7,492	8,158	7,306	32,679
Other expense, net	(3,911)	(3,279)	(242)	(105)	(7,537)

Net earnings	$5,812	$4,213	$7,916	$7,201	$25,142

        Our acquisition of the Southeast Terminals from TransMontaigne Inc. on December 31, 2007 has been accounted for as a transaction among entities under common control and, accordingly, all periods presented above include the activity of the Southeast Terminals.

ATTACHMENT B
ADJUSTED OPERATING SURPLUS

        During the subordination period, the common units will have the right to receive distributions in an amount equal to the minimum quarterly distribution of $0.40 per quarter, plus any arrearages in the payment of the minimum quarterly distribution on the common units, before any distributions will be made on the subordinated units. Conversions of subordinated units to common units will occur in the future only if, in addition to other requirements, we generate Adjusted Operating Surplus, as defined in the partnership agreement, equal to or greater than the minimum distribution requirement on all common units, subordinated units and the general partner interest. The following summarizes our Adjusted Operating Surplus generated during the periods indicated (in thousands):

	April 1, 2008 through June 30, 2008	January 1, 2008 through June 30, 2008
Net earnings	$7,625	$13,827
Depreciation and amortization	5,772	11,505
Amounts due under long-term terminaling services agreements, net	(634)	(1,057)
Capitalized interest cost	(173)	(364)
Amortization and (reversal) of deferred equity-based compensation	20	(11)
Distributions paid to holders of restricted phantom units	(6)	(11)
Cash reserved for repurchase of common units	(32)	(49)
Maintenance capital expenditures	(458)	(1,397)

"Adjusted Operating Surplus" generated during the period	$12,114	$22,443

Actual distribution for the period of all common units, subordinated units and the general partner interest	$7,793	$15,420

	April 1, 2008 through June 30, 2008	January 1, 2008 through June 30, 2008
Minimum distribution for the period on all common units, subordinated units and the general partner interest	$5,079	$10,158

About TransMontaigne Partners L.P.

        TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations along the Gulf Coast, in the Midwest, in Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeastern United States. We provide integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products. Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt. We do not purchase or market products that we handle or transport. News and additional information about TransMontaigne Partners L.P. is available on our website: www.transmontaignepartners.com.

Forward-Looking Statements

        This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Important factors that could cause actual results to differ materially from the company's expectations and may adversely affect its business and results of operations are disclosed in "Item 1A. Risk Factors" in the company's Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 10, 2008.

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  Exhibit 99.1
TRANSMONTAIGNE PARTNERS L.P. ANNOUNCES FINANCIAL RESULTS
FINANCIAL RESULTS
CONFERENCE CALL